Exhibit 10.1
AMENDMENT TO PURCHASE AGREEMENT
     This Amendment to Purchase Agreement, dated as of July 31, 2007, is by and among American Skiing Company, a Delaware corporation (“ASC”), S-K-I Ltd., a Delaware corporation (“SKI”), Sunday River Skiway Corporation, a Maine corporation (“SRSC”), Sugarloaf Mountain Corporation, a Maine corporation (“SMC”), and Boyne USA, Inc., a Michigan corporation (“Buyer”).
WITNESSETH:
     WHEREAS, the parties are the parties to the Purchase Agreement, dated June 4, 2007 (the “Agreement”); and
     WHEREAS, the parties wish to provide for the deferral of the Closing Date (as defined in the Agreement) and for certain related additions to the Purchase Price payable to the Sellers and the acknowledgment of certain matters;
     NOW, THEREFORE, in consideration of the mutual promises of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. The reference in Section 12.1(c) of the Agreement to “July 31, 2007” is hereby deleted and replaced with “August 10, 2007,” although it is the parties’ objective that the Closing occur on or prior to August 3, 2007.
     2. Sections 2.1 and 2.2 of the Agreement are hereby amended to read in their entirety as follows:
     2.1 Sale and Purchase of Stock.

     (a) At the Closing, upon the terms and subject to the conditions of this Agreement, ASC and SKI shall sell to the Buyer, and the Buyer shall purchase from ASC and SKI, the Stock. The aggregate purchase price for the Stock shall be (i) $76,500,000 (the “Initial Purchase Price”), plus (ii) the Adjustment Amount (the “Purchase Price”). In addition, at the Closing, Buyer shall reimburse Seller (a) the amount actually expended prior to the Closing Date by ASC or its Affiliates with respect to the items described on the 2007-08 Capital Expenditure Plan for the Resorts pursuant to Section 3.7(b) of the Seller Disclosure Letter, plus (b) any amounts paid by ASC or its Affiliates subsequent to the Base Balance Sheet Date and prior to the Closing Date as prepayments under the equipment leases for the snow-grooming equipment located at the Resorts and listed on Section 2.1 of the Seller Disclosure Letter.
     (b) The “Adjustment Amount” shall mean the sum of (i) (A) $37,000 multiplied by (B) the number of days from and including July 31, 2007 through and including the day preceding the Closing Date, plus (ii) the product of 12% multiplied by the Initial Purchase Price, divided by 360, multiplied by the number of days from and including July 31, 2007 through and including the day preceding the Closing Date.
     2.2 Payment at the Closing. At the Closing, the Buyer shall (subject to Section 10.6 hereof) pay the Purchase Price and the reimbursement contemplated by Section 2.1 hereof by wire transfer of immediately available funds to ASC.
     3. The Buyer agrees and acknowledges that, as of the date hereof, no fact, circumstance, event or condition known to the Buyer, and no inaccuracy in any of Sellers’ representations and warranties contained in the Agreement known to Buyer, constitutes a Material Adverse Effect as to either Resort for purposes of Sections 7.1 and 7.2 of the Agreement and that, subject to the foregoing, to Buyer’s knowledge, there is no breach by Sellers of any of the terms of the Agreement; provided, however, that nothing contained herein shall be deemed a waiver of any rights Buyer may have pre-closing or post-closing under such Sections with respect to (a) the Lease described in item 2 of Section 9.5(k) of the Sellers’ Disclosure Schedule, (b) the Lien placed on assets of SRSC, in connection with the litigation between SRSC and the Summit Condominium Owners’ Association, or (c) damage to certain SRSC assets from a storm on July 11, 2007, or an acknowledgment by Sellers that Buyer may have any such rights; provided, further, that noting contained herein shall be deemed to modify any party’s rights or obligations under the Agreement following the Closing.

     4. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

AMERICAN SKIING COMPANY
By:	/s/ Foster A. Stewart, Jr.
	Name:	Foster A. Stewart, Jr.
	Title:	Senior Vice President

S-K-I LTD.
By:	/s/ Foster A. Stewart, Jr.
	Name:	Foster A. Stewart, Jr.
	Title:	Senior Vice President

SUNDAY RIVER SKIWAY CORPORATION
By:	/s/ Foster A. Stewart, Jr.
	Name:	Foster A. Stewart, Jr.
	Title:	Senior Vice President

SUGARLOAF MOUNTAIN CORPORATION
By:	/s/ Foster A. Stewart, Jr.
	Name:	Foster A. Stewart, Jr.
	Title:	Senior Vice President

BOYNE USA, INC.
By:	/s/ Roland Andreasson
	Name:	Roland Andreasson
	Title:	CFO

3